   As filed with the Securities and Exchange Commission on January 23, 1997

                                                       Registration No. 33-32637

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            THE J. M. SMUCKER COMPANY
             (Exact name of registrant as specified in its charter)


             OHIO                                          34-0538550

 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                               -------------------

                                 Strawberry Lane
                              Orrville, Ohio 44667
              (Address and Zip Code of Principal Executive Offices)

                               ------------------

                      UK EMPLOYEES (1989) STOCK OPTION PLAN
                                       AND
                    ELSENHAM (NONAPPROVED) STOCK OPTION PLAN
                            (Full title of the plan)
                               ------------------


                               Steven J. Ellcessor
                         Vice President-Administration,
                         Secretary, and General Counsel
                                 Strawberry Lane
                              Orrville, Ohio 44667
                     (Name and address of agent for service)

                                 (330) 682-3000
          (Telephone number, including area code, of agent for service)
                         ------------------------------


          This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and
          will not be issued in connection with the Company's offering.


           This Post-Effective Amendment to the Registration Statement
      shall become effective upon filing with the Securities and Exchange
        Commission pursuant to Rule 464 under the Securities Act of 1933.


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                           TERMINATION OF REGISTRATION
                           ---------------------------


                  The J. M. Smucker Company (the "Company") filed its Registration Statement No. 33-32637 on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") on December 19, 1989, in order to effect the registration of 108,000 of the Company's Common Shares, without par value (the "Common Shares"), which were to be issued to certain employees under the Company's UK Employees (1989) Stock Option Plan and Elsenham (Nonapproved) Stock Option Plan (the "Plans). The Company filed Amendment No. 1 to the Registration Statement with the SEC on November 27, 1991 in connection with the 1990 Stock Split and the 1991 Class B Common Share distribution on each Class A Common Share, deemed covered by the Registration Statement pursuant to Rule 416(a).

                  The Plans have been terminated. Pursuant to the undertaking incorporated by reference in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the Common Shares that have not been issued under the Plans and, accordingly, remain unsold upon termination of the offering pursuant to the Plans.





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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, The J. M. Smucker Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orrville, State of Ohio, on this 22nd day of January, 1997.

                                           THE J. M. SMUCKER COMPANY



                                            By /s/ Steven J. Ellcessor
                                               --------------------------------
                                               Steven J. Ellcessor
                                               Vice President-Administration,
                                               Secretary, and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 22, 1997.


*Paul H. Smucker                Chairman of the Executive Committee and Director
-----------------------         (Principal Executive Officer)
 Paul H. Smucker

*Timothy P. Smucker             Chairman of the
------------------------        Board and Director
 Timothy P. Smucker             (Principal Executive Officer)


*Richard K. Smucker             President and Director
------------------------        (Principal Executive Officer)
 Richard K. Smucker             (Principal Financial Officer)


*Richard G. Jirsa               Controller
------------------------        (Principal Accounting Officer)
 Richard G. Jirsa

                                Director
------------------------
 Kathryn W. Dindo

*Russell G. Mawby               Director
------------------------
 Russell G. Mawby

*Charles S. Mechem, Jr.         Director
------------------------
 Charles S. Mechem, Jr.

*Robert R. Morrison             Director
------------------------
 Robert R. Morrison


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*Vernon D. Netzly                           Director
------------------------
 Vernon D. Netzly

                                            Director
------------------------
 William H. Steinbrink

*Benjamin B. Tregoe, Jr.                    Director
------------------------
 Benjamin B. Tregoe, Jr.

*William Wrigley, Jr.                       Director
------------------------
 William Wrigley, Jr.



         *The undersigned by signing his name hereto, does sign and execute this Post-Effective Amendment No. 2 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of The J. M. Smucker Company and filed previously as an Exhibit to the Registration Statement on behalf of each such person.



                                        By /s/ Steven J. Ellcessor
                                           -------------------------------------
                                           Steven J. Ellcessor, Attorney-in-fact

January 22, 1997



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